EXHIBIT 99.1

CONTACT:	ICR, Inc. Rachel Schacter/Allison Malkin 203-682-8200

FINAL

MOVADO GROUP, INC. ANNOUNCES SECOND QUARTER RESULTS
~ Updates Full Year Outlook ~
~ Board Declares Quarterly Dividend ~

Paramus, NJ – August 25, 2016 -- Movado Group, Inc. (NYSE: MOV) today announced second quarter and six month results for the period ended July 31, 2016.

Efraim Grinberg, Chairman and Chief Executive Officer, stated, “We managed our business well in the second quarter delivering top and bottom line results consistent with our outlook, despite a challenging retail and economic environment.  During the quarter, our Movado and licensed brands continued to outperform the watch category at retail. Given the challenging marketplace, we still see a number of headwinds and feel it is prudent to lower our full year outlook.”

Mr. Grinberg continued, “As we look to the back half of the year, we are excited about our innovative product pipeline across the portfolio for the holiday season. We also have very strong marketing programs in place for the holiday season including an increased television schedule to support Movado in the United States as well as comprehensive digital marketing programs. Our teams continue to execute well on delivering on our strategic initiatives while maintaining a disciplined focus on our expenses. Our balance sheet remains extremely strong allowing us increased flexibility as we continue to focus on delivering sustainable profitable growth.”

During the first quarter of fiscal 2017, the Company recorded a $1.1 million charge, net of tax of $0.7 million, or $0.05 per diluted share, for the immediate vesting of stock awards and certain other compensation related to the announcement of the retirement of Rick Coté, the Company’s Vice Chairman and Chief Operating Officer, in fiscal 2017 (“COO’s retirement”). During the first quarter of fiscal 2016, the Company recorded a $2.5 million charge, net of tax of $0.1 million, or $0.10 per diluted share, related to operating efficiency initiatives and other items in fiscal 2016.

Second Quarter Fiscal 2017 (See attached table for GAAP and Non-GAAP measures)

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Net sales were $128.1 million compared to $145.6 million in the second quarter of fiscal 2016, a decrease of 12.0%. Net sales on a constant dollar basis decreased 11.2% compared to net sales in the second quarter of fiscal 2016.

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Gross profit was $70.3 million, or 54.9% of sales, compared to $79.0 million, or 54.3% of sales, in the second quarter last year. The increase in gross margin percentage was primarily the result of the favorable impact of channel and product mix, and certain sourcing improvements, as well as changes in foreign currency exchange rates, partially offset by the reduced leverage of certain fixed costs as a result of lower net sales.

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Operating expenses decreased $0.6 million, or 1.0%, to $60.2 million.  This decrease was primarily the result of a decrease in marketing expenses, performance-based compensation and selling-related expenses, partially offset by the unfavorable impact of foreign currency exchange rates and an increase in allowances on accounts receivable.

—	Operating income was $10.1 million compared to operating income of $18.2 million in the second quarter of fiscal 2016.

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The Company recorded a tax provision of $3.4 million which equates to an effective tax rate of 35.1% compared to a tax provision of $6.1 million or an effective tax rate of 33.8% in the second quarter of fiscal 2016.

—	Net income was $6.3 million, or $0.27 per diluted share, compared to $12.1 million, or $0.50 per diluted share, in the second quarter of fiscal 2016.

First Half Fiscal 2017 (See attached table for GAAP and Non-GAAP measures)

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Net sales were $242.1 million compared to $266.0 million in the first six months of fiscal 2016, a decrease of 9.0%. Net sales on a constant dollar basis decreased 8.4% compared to net sales in the first six months of fiscal 2016.

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Gross profit was $131.6 million, or 54.3% of sales, compared to $141.5 million, or 53.2% of sales in the same period last year. Adjusted gross profit for the first six months of fiscal 2016, which excludes $0.7 million in charges related to operating efficiency initiatives and other items in the first quarter of fiscal 2016, was $142.2 million, or 53.4% of sales. The increase from the adjusted gross margin percentage in the first half of last year was primarily the result of the favorable impact of changes in foreign currency exchange rates as well as channel and product mix, and certain sourcing improvements, partially offset by the reduced leverage of certain fixed costs as a result of lower net sales.

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Operating expenses were $116.1 million as compared to $116.4 million in the first half of last year. For the first six months of fiscal 2017, adjusted operating expenses were $114.3 million, which excludes $1.8 million of expenses related to the COO’s retirement in fiscal 2017, as compared to adjusted operating expenses of $114.4 million in the first half of last year, which excludes $2.0 million of expenses related to operating efficiency initiatives and other items recorded in the first quarter of fiscal 2016. The $0.1 million decrease in adjusted operating expenses was primarily the result of a decrease in marketing expenses, performance-based compensation and selling-related expenses, mostly offset by the unfavorable effect of fluctuations in foreign currency rates and an increase in allowances on accounts receivable.

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Operating income was $15.5 million compared to operating income of $25.1 million in the first six months of fiscal 2016. Adjusted operating income for the first half of fiscal 2017, which excludes $1.8 million of expenses related to the COO’s retirement in fiscal 2017, was $17.3 million. Adjusted operating income for the first half of fiscal 2016, which excludes $2.7 million of expenses related to operating efficiency initiatives and other items recorded in the first quarter, was $27.8 million.

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The Company recorded a tax provision in the first six months of fiscal 2017 of $5.2 million as compared to a tax provision of $9.2 million in the first six months of last year. Based upon adjusted pre-tax income, the adjusted tax provision for income tax was $5.9 million compared to an adjusted tax provision for income tax of $9.4 million in the first half of fiscal 2016.

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Net income was $9.6 million, or $0.41 per diluted share, compared to $15.7 million, or $0.65 per diluted share, in the first six months of fiscal 2016. For the first half of fiscal 2017, adjusted net income was $10.7 million, or $0.46 per diluted share, which excludes $1.1 million in expenses, net of tax, related to the COO’s retirement in fiscal 2017. Adjusted net income for the first six months of fiscal 2016 was $18.2 million, or $0.75 per diluted share, which excludes $2.5 million in expenses, net of tax, related to operating efficiency initiatives and other items in the first quarter of fiscal 2016.

Updated Fiscal 2017 Outlook (See attached table for GAAP and Non-GAAP measures)

The Company is updating its outlook for fiscal 2017. In fiscal 2017, the Company anticipates that net sales will be in a range of $550.0 million to $560.0 million and operating income will be approximately $50.0 million to $55.0 million. The Company anticipates net income in fiscal 2017 to be approximately $33.0 million to $36.5 million, or $1.40 to $1.55 per diluted share, reflecting a 32% anticipated effective tax rate. The Company's outlook excludes the charge and related tax benefit associated with the COO’s retirement and assumes no further significant fluctuations from prevailing foreign currency exchange rates, as well as no other unusual items for fiscal 2017.

Quarterly Dividend and Share Repurchase Program

The Company also announced that on August 25, 2016, the Board of Directors approved the payment on September 20, 2016 of a cash dividend in the amount of $0.13 for each share of the Company’s outstanding common stock and class A common stock held by shareholders of record as of the close of business on September 6, 2016.

During the second quarter of fiscal 2017, the Company repurchased approximately 85,500 shares under its share repurchase program. As of July 31, 2016, the Company had $47.1 million remaining under the $50.0 million share repurchase authorization.

Conference Call

The Company’s management will host a conference call and audio webcast to discuss its results today, August 25th, at 9:00 a.m. Eastern Time.  The conference call may be accessed by dialing (888) 437-9357.  Additionally, a live webcast of the call can be accessed at www.movadogroup.com.  The webcast will be archived on the Company’s website approximately one hour after the conclusion of the call.  Additionally, a telephonic re-play of the call will be available at 12:00 p.m. ET on August 25, 2016 until 11:59 p.m. ET on September 1, 2016 and can be accessed by dialing 1-877-870-5176 and entering replay pin number 2538715.

Movado Group, Inc. designs, sources, and distributes MOVADO®, EBEL®, CONCORD®, ESQ® Movado, COACH®, TOMMY HILFIGER®, HUGO BOSS®, JUICY COUTURE®, LACOSTE® and SCUDERIA FERRARI® watches worldwide, and operates Movado company stores in the United States.

In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting adjusted gross profit, adjusted gross margin and adjusted operating expenses, which are gross profit, gross margin and operating expenses, respectively, under GAAP, adjusted to eliminate charges for the COO’s retirement and operating efficiency initiatives and other unusual items. The Company is also presenting adjusted operating income and adjusted tax provision, which is operating income and tax provision under GAAP, adjusted to eliminate charges for the COO’s retirement and operating efficiency initiatives and other unusual items. The Company believes these adjusted measures are useful because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. The Company is also presenting adjusted net income, adjusted earnings per share and adjusted effective tax rate, which are net income, earnings per share and effective tax rate, respectively, under GAAP, adjusted to eliminate the after tax impact of the charges for the COO’s retirement and operating efficiency initiatives and other unusual items. The Company believes that adjusted net income, adjusted earnings per share and adjusted effective tax rate are useful measures of performance because they give investors information about the Company’s financial performance without the effect of certain items that the Company believes are not characteristic of its usual operations. Additionally, the Company is presenting constant currency information to provide a framework to assess how its business performed excluding the effects of foreign currency exchange rate fluctuations in the current period. Comparisons of financial results on a constant dollar basis are calculated by translating each foreign currency at the same US dollar exchange rate as in effect for the prior-year period for both periods being compared. The Company believes this information is useful to investors to facilitate comparisons of operating results. These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measures, and the methods of their calculation may differ substantially from similarly titled measures used by other companies.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions. Similarly, statements in this press release that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements and levels of future dividends to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties may include, but are not limited to general economic and business conditions which may impact disposable income of consumers in the United States and the other significant markets (including Europe) where the Company’s products are sold, uncertainty regarding such economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible terrorist attacks, natural disasters, the stability of the European Union (including the impact of the June 23, 2016 referendum advising that the United Kingdom exit from the European Union) and defaults on or downgrades of sovereign debt and the impact of any of those events on consumer spending, changes in consumer preferences and popularity of particular designs, new product development and introduction, the ability of the Company to successfully implement its business strategies, competitive products and pricing, the impact of “smart” watches and other wearable tech products on the traditional watch market, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier’s inability to fulfill the Company’s orders, the loss of or curtailed sales to significant customers, the Company’s dependence on key employees and officers, the ability to successfully integrate the operations of acquired businesses without disruption to other business activities, the continuation of the company’s major warehouse and distribution centers, the continuation of licensing arrangements with third parties, losses possible from pending or future litigation, the ability to secure and protect trademarks, patents and other intellectual property rights, the ability to lease new stores on suitable terms in desired markets and to complete construction on a timely basis, the ability of the Company to successfully manage its expenses on a continuing basis, information systems failure or breaches of network security, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business outside the United States including, without limitation, import duties, tariffs, quotas, political and economic stability, changes to existing laws or regulations, and success of hedging strategies with respect to currency exchange rate fluctuations, and the other factors discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time. The Company assumes no duty to update its forward looking statements and this release shall not be construed to indicate the assumption by the Company of any duty to update its outlook in the future.

(Tables to follow)

MOVADO GROUP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,

	2016	2015	2016	2015

Net sales	$128,086	$145,569	$242,149	$266,030
Cost of sales	57,823	66,531	110,569	124,543
Gross profit	70,263	79,038	131,580	141,487
Operating expenses	60,172	60,804	116,111	116,378
Operating income	10,091	18,234	15,469	25,109
Interest expense	(331)	(256)	(706)	(408)
Interest income	36	35	93	88
Income before income taxes	9,796	18,013	14,856	24,789
Provision for income taxes	3,441	6,080	5,164	9,216
Net income	6,355	11,933	9,692	15,573
Less: Net income / (loss) attributed to noncontrolling interests	49	(120)	78	(101)
Net income attributed to Movado Group, Inc.	$6,306	$12,053	$9,614	$15,674
Per Share Information:
Net income attributed to Movado Group, Inc.	$0.27	$0.50	$0.41	$0.65
Weighted diluted average shares outstanding	23,192	23,904	23,237	24,230

MOVADO GROUP, INC. GAAP AND NON-GAAP MEASURES (In thousands, except for percentage data) (Unaudited)

	As Reported Three Months Ended July 31,		% Change As Reported	% Change Constant Dollar

	2016	2015

Total Net sales	$128,086	$145,569	-12.0%	-11.2%

	As Reported Six Months Ended July 31,		% Change As Reported	% Change Constant Dollar
	2016	2015

Total Net sales	$242,149	$266,030	-9.0%	-8.4%

MOVADO GROUP, INC. GAAP AND NON-GAAP MEASURES (In thousands, except per share data) (Unaudited)

	Net Sales	Gross Profit	Operating Income	Pre-tax Income	Provisions for Income Taxes	Net Income Attributed to Movado Group, Inc.	EPS
Three Months Ended July 31, 2016
As Reported (GAAP)	$128,086	$70,263	$10,091	$9,796	$3,441	$6,306	$0.27

Three Months Ended July 31, 2015
As Reported (GAAP)	$145,569	$79,038	$18,234	$18,013	$6,080	$12,053	$0.50

Six Months Ended July 31, 2016
As Reported (GAAP)	$242,149	$131,580	$15,469	$14,856	$5,164	$9,614	$0.41
Retirement Charge (1)	-	-	1,806	1,806	687	1,119	0.05
Adjusted Results (Non-GAAP)	$242,149	$131,580	$17,275	$16,662	$5,851	$10,733	$0.46

Six Months Ended July 31, 2015
As Reported (GAAP)	$266,030	$141,487	$25,109	$24,789	$9,216	$15,674	$0.65
Operating Efficiency Initiatives and Other Items (2)	-	693	2,670	2,670	134	2,536	0.10
Adjusted Results (Non-GAAP)	$266,030	$142,180	$27,779	$27,459	$9,350	$18,210	$0.75

(1)	Related to a charge for the retirement of the Vice Chairman and Chief Operating Officer.
(2)	Related to a charge for severance, occupancy expenses and the write-off of certain fixed assets.

MOVADO GROUP, INC. CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	July 31,	January 31,	July 31,
	2016	2016	2015
ASSETS

Cash and cash equivalents	$205,795	$228,188	$188,012
Trade receivables, net	72,737	71,030	80,818
Inventories	186,090	162,465	188,515
Other current assets	34,807	27,352	31,935
Total current assets	499,429	489,035	489,280

Property, plant and equipment, net	35,726	38,553	42,723
Deferred and non-current income taxes	20,656	20,323	19,652
Other non-current assets	42,925	37,259	38,356
Total assets	$598,736	$585,170	$590,011

LIABILITIES AND EQUITY

Loans payable to bank, current	$3,000	$5,000	$-
Accounts payable	26,013	27,308	31,687
Accrued liabilities	37,676	39,617	38,182
Income taxes payable	2,120	6,257	955
Total current liabilities	68,809	78,182	70,824

Loans payable to bank	35,000	35,000	40,000
Deferred and non-current income taxes payable	3,089	2,640	3,750
Other non-current liabilities	32,206	28,201	30,353
Noncontrolling interests	649	595	2,089
Shareholders' equity	458,983	440,552	442,995
Total liabilities and equity	$598,736	$585,170	$590,011

MOVADO GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Six Months Ended July 31,

	2016	2015
Cash flows from operating activities:
Net income	$9,692	$15,573
Depreciation and amortization	5,688	6,131
Other non-cash adjustments	7,120	3,364
Operating efficiency initiatives and other items	-	2,670
Changes in working capital	(35,413)	(25,748)
Changes in non-current assets and liabilities	(1,260)	584
Net cash (used in) / provided by operating activities	(14,173)	2,574

Cash flows from investing activities:
Capital expenditures	(1,796)	(3,668)
Restricted cash deposits	(1,156)	-
Short-term investment	(154)	-
Trademarks and other intangibles	(263)	(138)
Net cash (used in) investing activities	(3,369)	(3,806)

Cash flows from financing activities:
Proceeds from bank borrowings	3,000	50,000
Repayments of bank borrowings	(5,000)	(10,000)
Dividends paid	(5,970)	(5,239)
Stock repurchase	(2,858)	(39,129)
Other financing	(1,408)	(447)
Net cash (used in) financing activities	(12,236)	(4,815)

Effect of exchange rate changes on cash and cash equivalents	7,385	(5,793)
Net change in cash and cash equivalents	(22,393)	(11,840)
Cash and cash equivalents at beginning of period	228,188	199,852

Cash and cash equivalents at end of period	$205,795	$188,012

MOVADO GROUP, INC. GAAP AND NON-GAAP MEASURES OUTLOOK FOR FISCAL YEAR ENDED JANUARY 31, 2017 (In millions, except per share data) (Unaudited)

	Net Sales	Operating Income	Pre-tax Income	Provisions for Income Taxes	Net Income Attributed to Movado Group, Inc.	EPS
Fiscal Year Ended January 31, 2017
Outlook (GAAP)	$550.0 - $560.0	$48.2 - $53.2	$46.8 - $52.0	$14.9 - $16.6	$31.9 - $35.4	$1.35 - $1.50
Retirement Charge (1)	-	1.8	1.8	0.7	1.1	0.05
Outlook (Non-GAAP)	$550.0 - $560.0	$50.0 - $55.0	$48.6 - $53.8	$15.6 - $17.3	$33.0 - $36.5	$1.40 - $1.55

(1)	Related to a charge for the retirement of the Vice Chairman and Chief Operating Officer.